OFFICE
DEPOT

                                                                    NEWS RELEASE
--------------------------------------------------------------------------------
Contact:   Eileen H. Dunn
           Vice President, Investor Relations/Public Relations
           561/438-4930
           edunn@officedepot.com

                  OFFICE DEPOT REVISES FOURTH QUARTER OUTLOOK
            SETS EARLY JANUARY RELEASE OF RESULTS OF BUSINESS REVIEW
                       REORGANIZES CALL CENTER OPERATIONS

          o Company Expects Fourth Quarter Comparable Retail Store Sales to be Negative

          o Company Plans to Release Results of Extensive Business Review in early January 2001

          o Completion of Call Center Operations Review Results in Plans to Consolidate and Upgrade Customer Service Organization

                             ----------------------


(DELRAY BEACH, FL) November 6, 2000 -- OFFICE DEPOT, INC. (NYSE:ODP - news), the world's largest seller of office products, made three announcements today related to (1) its sales and earnings outlook for the fourth quarter of 2000,
(2) the status of its ongoing business review and (3) results of its review of call center operations, resulting in plans to reorganize and rationalize its call centers. Further details on the call center reorganization are provided in a separate release.

FOURTH QUARTER PERFORMANCE OUTLOOK

The Company announced today that sales performance in its North American Retail Division during the month of October and in early November has continued to trend downward. The Company currently expects comparable store sales in its 782 North American stores that have been open for more than one year to be negative for the fourth quarter. If current trends continue, Office Depot believes that its comparable store sales for the fourth quarter could be in the negative mid single digit range. This is down from expectations discussed by former management on Office Depot's second quarter conference call in July 2000. At that time, the Company stated that it expected flat comparable store sales in the fourth quarter.

Bruce Nelson, Office Depot's Chief Executive Officer stated: "While we are seeing some softness in many categories, comparable sales performance in our North American retail stores continues to be impacted by weakness in desktops, laptops, monitors and printers and the related "market basket" of higher margin goods historically linked to purchases of these items. In addition to the softness in these categories, we continue to see higher warehouse costs as compared to our plans earlier in the year. Negative currency translation compared to last year is also contributing to lower results as reported in U.S. dollars. In summary, while it is still early in the quarter, if these trends continue, combined with the anticipated highly competitive environment for technology products during the upcoming Holiday season, we would expect to see further pressure on earnings from ongoing operations."

Nelson continued: "As we have noted previously, our primary difficulties are centered in North American retail stores, and the balance of our business continues to be quite strong. Our Business Services Group and International results continue to track in line with our earlier expectations of mid to high teens sales growth."

BUSINESS REVIEW UPDATE

The Company today announced that it plans to report the results of its extensive business review in early January 2001. The exact time of the conference call and simultaneous Webcast available to all investors will be announced closer to the date and the time of the Company's press release.

CALL CENTER UPGRADES, REORGANIZATION AND
CONSOLIDATION OF FACILITIES

The Company also announced today that, while its overall business review continues, it has completed the review of its Office Depot U.S. call center operations. As a result of this review, the Company believes that there is considerable opportunity to enhance the customer service experience by more efficiently using existing resources, upgrading technology and consolidating 24 existing Office Depot call center operations into seven expanded customer service centers.

Call center customer service at Office Depot is currently provided by call centers comprising 1,400 representatives, located at 24 domestic facilities, plus 630 representatives at five Viking locations. Under the plan announced today, the total number of customer service call center representatives will remain about the same, but certain key locations will be expanded while others are scaled back or closed. The net result will rationalize the current 24 call center locations into 7 expanded Office Depot facilities. None of the five U.S. Viking call center operations will be affected by this consolidation, although existing office space and call center capacity in the Viking headquarters in Torrance, CA will now be used as the location for one of the seven upgraded Office Depot facilities.

As a result of the call center reorganization, the Company will record a $2 million fourth quarter charge for severance and asset disposal costs. Beginning in the fourth quarter, the Company will also incur expenses totaling $4 million over the next twelve months, primarily to cover employee transition-related activities. Upgrading the technology capabilities of the expanded Office Depot facilities will require a $22 million capital investment, focused on computer-telephony systems (CTI). When completed, the Company will have the ability to provide improved customer service without increasing its annual operating costs. Moreover, the Company expects to drive sales and further leverage its cost structure by enabling the call center to handle outbound sales activity.

Further details on the call center reorganization are contained in a separate release to follow this press release.

A pre-recorded message from Bruce Nelson will be available after 11:00 am (ET) today through midnight on Friday, November 10. To access, domestic callers should dial 800/633-8284, enter Reservation no.16855225 and international callers should dial 858/812-6440, enter Reservation no.16855225.

ABOUT OFFICE DEPOT

As of September 23, 2000, the Company operated 863 office supply superstores in the United States and Canada, in addition to a national business-to-business delivery network supported by 29 delivery centers, more than 60 local sales offices and seven regional call centers. Furthermore, the Company owned and operated 28 office supply stores in France and seven stores in Japan; had mail order and delivery operations in 14 countries outside of the United States and Canada; and under joint venture and licensing agreements, had 91 additional stores operating under the Office Depot name in six other foreign countries. The Company also operates an award-winning U.S. Office Depot brand Internet Web site at www.officedepot.com where customers can access Office Depot's low competitive prices seven days a week, twenty-four hours a day, and it operates www.officedepot.co.jp in Japan as well as Viking brand Web sites at www.vikingop.com in the United States, www.viking-direct.co.uk in the United Kingdom, www.viking.de in Germany, www.vikingdirect.nl in The Netherlands, www.vikingop.it in Italy, www.vikingop.com.au in Australia, www.vikingop.co.jp in Japan and www.vikingdirect.fr in France. Office Depot's common stock is traded on the New York Stock Exchange under the symbol ODP and is included in the S&P 500 Index.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS: Except for historical information, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements, including projections and anticipated levels of performance, involve risks and uncertainties which may cause actual results to differ materially from those discussed herein. These risks and uncertainties are detailed from time to time by Office Depot in its filings with the United States Securities and Exchange Commission, including without limitation its most recent filing on Form 10-K, filed in March, 2000 and subsequent 10-Q filings, including our most recent 10-Q, filed on October 31, 2000. You are strongly urged to review such filings for a more detailed discussion of such risks and uncertainties. The Company's SEC filings are readily obtainable at no charge at www.sec.gov, www.10kwizard.com and at www.freeEDGAR.com as well as on a number of other commercial Web sites.


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